EXHIBIT 10.14

CR ACQUISITION CORP.
623 fifth Avenue, 32nd Floor
New York, New York 10022

[•], 2008

Prentice Capital Management, LP
623 fifth Avenue, 32nd Floor
New York, New York 10022

Ladies and Gentlemen:

      This letter will confirm our agreement that Prentice Capital Management, LP. (“Service Provider”) or its affiliates shall make available to CR Acquisition Corp. (the “Company”) office space and other agreed upon administrative and technology services and services of personnel, as may be required by the Company from time to time. In exchange therefor, the Company shall pay Service Provider, or its affiliates, the sum of $10,000 per month. The initial term of this Agreement shall commence, and the initial payment of $10,000 shall be paid, immediately following the consummation of the initial public offering (“IPO”) of the securities of the Company and shall continue until the earlier of the consummation by the Company of an initial business combination (as described in the Company’s IPO prospectus) or the distribution of the trust account (as described in the Company’s IPO prospectus) to the Company’s public stockholders (the “Initial Term”).

      The Company shall defend, indemnify and hold harmless Service Provider from and against any and all loss, damage, liability, cost, expense or claim (including, without limitation, reasonable attorneys’ fees) incurred by or asserted against Service Provider directly arising from or directly related to or connected with the Company’s use and occupancy of the office space made available to the Company by Service Provider during the term of this Agreement. Service Provider waives any right of set-off or any right, title, interest or claim of any kind that Service Provider may have in or to any monies held in the trust account for the benefit of the Company’s public stockholders (as described in the Company’s IPO prospectus).

Very truly yours,

CR ACQUISITION CORP.

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:

PRENTICE CAPITAL MANAGEMENT, LP

By:
Name:
Title: